UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Landmark Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20878	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502
(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2013, the board of directors (the “Board”) of Landmark Bancorp, Inc. (the “Company”) appointed Michael E. Scheopner as President of the Company, effective immediately following the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) held later that day. Mr. Scheopner was also appointed President of the Company’s wholly-owned subsidiary, Landmark National Bank (the “Bank”). Prior to his appointment as President, Mr. Scheopner, age 51, had served as an Executive Vice President and Credit Risk Manager of the Bank since October 2001, as an Executive Vice President of Security National Bank from March 1998 to October 2001 and as a Senior Vice President of Security National Bank from May 1996 to March 1998. In addition to his appointment as President of the Company and the Bank by the Board, at the Annual Meeting Mr. Scheopner was also elected by the Company’s stockholders to serve as a director of the Company.

The Company has not entered into any additional compensation arrangements with Mr. Scheopner in connection with his appointment as President, nor was there any arrangement or understanding between Mr. Scheopner and any other person pursuant to which Mr. Scheopner was selected for his appointment as President. Additionally, aside from his employment relationship, Mr. Scheopner does not have any direct or indirect material interest in any transaction with the Company which would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor is Mr. Scheopner related to any other member of the Board or any other executive officers of the Company.

Also effective immediately following the Annual Meeting, Patrick L. Alexander, who had previously served as President of the Company and the Bank, was appointed Chairman of the Board of the Company and the Bank, and Mr. Alexander will also continue to serve as Chief Executive Officer of the Company and the Bank. Larry Schugart, who had previously served as Chairman of the Board, and Jerry R. Pettle, who had served as Audit Committee Chairman, did not stand for re-election at the Annual Meeting pursuant to the Company’s retirement guidelines for members of its board of directors and each retired from the board immediately following the Annual Meeting.

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

On May 22, 2013, the Company held its Annual Meeting of Stockholders in Manhattan, Kansas. Of the 2,923,275 shares of common stock eligible to vote at the Annual Meeting, 2,683,992 shares were represented in person or by proxy, representing approximately 92% of the outstanding shares. The final results of voting on each of the proposals submitted to stockholders at the Annual Meeting are as follows:

1)	Election of three Class III members of the Board to serve a three-year term expiring in 2016:

Name	Votes For	Votes Withheld	Broker Non-Votes
Patrick L. Alexander	1,848,386	29,893	805,713
Jim W. Lewis	1,853,266	25,013	805,713
Michael E. Scheopner	1,827,764	50,515	805,713

2)	Approval, in a non-binding, advisory vote, of the compensation of the Company’s named executive officers (the “say-on-pay proposal”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,734,788	89,046	54,443	805,715

3)	Recommendation, in a non-binding, advisory vote, of the frequency with which the Company’s stockholders will vote on future say-on-pay proposals:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
747,016	9,181	1,037,584	84,497	805,714

Based upon these results, and consistent with the Board’s previous recommendation, the Board has determined that the Company’s stockholders will vote on a say-on-pay proposal every three years until the next required vote on the frequency of such say-on-pay proposals.

4)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,549,478	118,317	16,197	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landmark Bancorp, Inc.

Date: May 23, 2013	By:	/s/ Mark A. Herpich
	Name: Title:	Mark A. Herpich Vice President, Secretary, Treasurer and Chief Financial Officer